                                                                       Exhibit 8




                                EXPLANATORY NOTE

Attached are forms of Revco's employment agreements covering all of its executive officers. The definitive agreements are substantially identical in form with the following exceptions:

         1)      Name of employee;

         2)      Reporting relationship and position description;

         3)      Base compensation; and

         4) Severance compensation (which is two years for members of the management executive committee and one year for all other current officers).

(Executive Committee Version)



                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT is entered into as of the _____ day of

___________, 1992, by and between REVCO D.S., INC., a Delaware corporation (the

"Company"), and _____________________ ("Employee").

                              W I T N E S S E T H:

         WHEREAS, the Company desires to employ Employee and Employee desires to enter into the employ of the Company upon the terms and subject to the conditions hereinafter set forth;

         NOW, THEREFORE, the Company and Employee agree as follows:

         1.      EMPLOYMENT; CONTRACT PERIOD.

                 (a) During the period specified in subparagraph 1(b), the Company shall employ Employee, and Employee shall serve the Company,
         as    [insert title]     , based on the terms and subject to the
         conditions set forth herein.

                 (b) The term of Employee's employment hereunder shall commence on ___________, 1992 (the "Effective Date") and shall continue until terminated as provided herein (such period is hereafter referred to as the "Term").

         2.      POSITION; DUTIES; RESPONSIBILITIES.

         At all times during the Term, Employee shall:

                 (a) Hold the position and have the duties and responsibilities of _______________________, as those duties and responsibilities may be defined and delimited, from time to time, by the President and Chief

         Executive Officer (the "President").  Employee's responsibilities will
         include the following:      [insert brief job description]   .

                 (b) Adhere to the policies and directives promulgated, from time to time, by the Board of Directors of the Company (the "Board").

                 (c) Observe all Company policies applicable to executive officers of the Company.

                 (d) Devote his entire business time, energy, and talent to the business, and to the furtherance of the purposes and objectives, of the Company, and neither directly nor indirectly act as an employee of or render any business, commercial, or professional services to any other person, firm or organization for compensation, without the prior written approval of the President.

         Nothing in this Agreement shall preclude Employee from devoting reasonable periods of time to charitable and community activities or the management of his investment assets, provided such activities do not interfere with the performance by Employee of his duties hereunder and, provided further that Employee shall not invest in any business (other than the Company) engaged to a material extent in the retail drug business. Any investment in the Company shall be made in accordance with the Company's Insider Trading Policy.

         3. SALARY AND BONUS; OTHER BENEFITS. For services actually rendered by Employee on behalf of the Company during the Term:

                 (a) The Company shall pay to Employee, in equal installments, according to the Company's current practice, a base salary at the initial rate of $____________. This salary shall be subject to annual review by the President and the Human Resources Committee of the Board and may be increased to the extent, if any, the President and the Human Resources Committee of the Board may determine.

                 (b) Employee shall be eligible for participation in the Company's Executive Incentive Compensation Program in accordance with the provisions of that program.





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
                 (c) Employee shall not be entitled to receive any base salary during any period in which he receives disability benefits under the Company's Long-Term Disability Income Protection Plan.

                 (d) Employee shall be eligible for participation in such other benefit plans, including but not limited to the Company's Retirement Income Plan and Trust, Pre-Retirement and Supplemental Retirement Plans, Short-Term and Long-Term Disability Income Protection Plans, the Profit Sharing and Savings Plan (unless participation therein would adversely affect the tax deferred status of account balances in such plan) and the 1992 Long-Term Incentive Plan, as the Company's Board of Directors may adopt from time to time for all executive officers. Such participation shall be subject to the terms and conditions set forth in the applicable plan documents, except that preconditions shall be waived for the Pre-Retirement Plan. Employee shall further be entitled to take, during each one-year period commencing with the anniversary date of his employment with the Company, vacation time equal to the greater of (i) four weeks, or (ii) the amount of vacation time to which Employee is entitled under the Company's vacation policy.

                 (e) Employee shall be entitled to have a Company car and a Company-paid annual physical examination for such time as those benefits are provided to all senior officers.

         4.      MEDICAL AND LIFE INSURANCE BENEFITS.   Employee shall be
entitled to participate in the Company's Group Term Life Insurance Plan and Comprehensive Medical/Dental Plan for as long as each of these plans is maintained by the Company for its executive officers generally. The Group Term Life Insurance Plan will provide group term life insurance for Employee in an amount equal to 1.5 times the Employee's base compensation.

         5.      TERMINATION.

                 (a) Employee's employment hereunder will terminate without further notice upon the death of Employee.

                 (b) The Company may terminate Employee's employment hereunder effective immediately upon giving notice of such termination if Employee commits an act of gross misconduct. For these purposes, "gross misconduct" shall include, but is not limited to, any of the following:

                         (i) Commission of an act of fraud, embezzlement, theft, or other criminal act constituting a felony, or

                         (ii) breach or default by Employee of any of his agreements or obligations under any provision of this Agreement, including, without limitation, his agreements and obligations under Subparagraphs 2(a) through 2(d) of this Agreement, which is not cured in all substantial respects within ten (10) days after the Company gives notice thereof to Employee.

                 (c) Upon disability, if Employee is prevented from performing his duties hereunder by reason of physical or mental incapacity for a period of one hundred eighty (180) days.

                 (d) The Company may terminate Employee's employment hereunder without cause at any time upon thirty (30) days written notice.

                 (e) Employee may terminate his employment hereunder effective immediately upon giving notice of such termination for "good reason", as defined in subsection 5(g) below.

                 (f) Employee may terminate his employment hereunder without cause or good reason at any time upon thirty (30) days written notice.

                 (g) For purposes of this Agreement, "good reason" means the occurrence of a material reduction in the aggregate direct remuneration or any reduction in the position of Employee, any material reduction in responsibilities or duties provided for in accordance with Employee's employment arrangement with the Company, any material adverse change or reduction in the aggregate employee benefits, perquisites or fringe benefits contemplated under such arrangement (provided that any material reduction in such aggregate employee benefits, perquisites or fringe benefits that is required by law or applies generally to all employees of the Company shall not constitute "good reason" as defined hereunder), a change in Employee's reporting relationship, or any relocation of the Employee's principal place of work with the Company to a place more than fifty (50) miles from the geographical center of Cleveland, Ohio. As used in this
         Section 5(g), a "material reduction" in the aggregate direct remuneration or in the aggregate employee benefits, perquisites or fringe benefits shall be deemed to result from any reduction or any series of reductions which, in the aggregate, exceeds five percent (5%) of such aggregate direct remuneration or such aggregate employee benefits, perquisites or fringe benefits, as the case may be. Employee shall give written notice to the Company on or before the date of termination of employment for good reason specifying in detail the reasons for such termination. If the Company does not object to such notice by notifying Employee in writing within thirty (30) days, it shall be deemed accepted.

         6.      SEVERANCE COMPENSATION.

                 (a) If, at any time during the Term, Employee's employment is terminated by the Company other than for gross misconduct or by Employee for good reason, then, through the expiration of two years after the effective date of termination, the Company:

                         (i) shall continue to pay Employee's base salary in the amounts and at the times provided in Subparagraph 3(a) hereof; and

                         (ii) shall continue in effect the medical/dental coverage, long and short-term disability protection, and any life insurance protection, including the Pre-Retirement Death benefits, being provided to Employee immediately prior to his termination.

                 (b) If Employee's employment hereunder is terminated other than as specified in subparagraph 6(a), then, except as otherwise specifically provided in this Agreement or in a Company plan, no further compensation or benefits will be provided to Employee by the Company under this Agreement following the date of such termination.

                 (c) The Company shall reimburse Employee's reasonable attorneys fees incurred by Employee to enforce the provisions of this Employment Agreement.

         7. CONFIDENTIAL INFORMATION. Employee agrees that he will not, during the Term or at any time thereafter, either directly or indirectly, disclose or make known to any other person, firm, or corporation any confidential information, trade secret or proprietary information of the Company that Employee may acquire in the performance of Employee's duties hereunder. Upon the termination of Employee's employment with the Company, Employee agrees to deliver forthwith to the Company any and all literature, documents, correspondence, and other materials and records furnished to or acquired by Employee during the course of such employment.

         8. NON-COMPETITION. During any period in which Employee is receiving a base salary under this Agreement, whether during the Term or following termination pursuant to subsection 6(a), Employee shall not act as a proprietor, investor, director, officer, employee, substantial stockholder, consultant, or partner in any business engaged to a material extent in the retail drug business in direct competition with the Company in any market. Following any termination under subsection 6(a), Employee may obtain a release from the non-competition covenant contained in this Paragraph 8 by delivering to the Company a written waiver of Employee's right to receive any further compensation or benefits pursuant to subsection 6(a). If Employee violates the non-competition covenant contained in this Paragraph 8, the Company shall be relieved of any obligation to make payments or to provide benefits to Employee pursuant to subsection 6(a) and Employee shall return to the Company an amount equal to the value of any such payments or benefits provided to Employee while he was in the violation of this non-competition covenant.

         9. NOTICES. For purposes of this Agreement, all communications provided for herein shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed to the Company, Attention:
D. Dwayne Hoven, President and Chief Executive Officer, and Jack A. Staph, Senior Vice President, Secretary and General Counsel, at its principal executive office and to Employee at his principal residence, or to such other address as either party may have furnished to the other in writing and in accordance herewith; except that notices of change of address shall be effective only upon receipt.

         10. ASSIGNMENT; BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of Employee, the Company, and the Company's successors and assigns. No right, benefit or interest of Employee hereunder shall be subject to assignment, anticipation, alienation, sale, encumbrance, charge, pledge, hypothecation, or to execution, attachment, levy, or similar process; except that Employee may assign any right, benefit, or interest hereunder if such assignment is permitted under the terms of any plan or policy of insurance or annuity contract governing such right, benefit, or interest.

         11. INVALID PROVISIONS. Any provisions of this Agreement that is prohibited or unenforceable shall be ineffective to the extent, but only to the extent, of such prohibition or unenforceability without invalidating the remaining portions hereof and such remaining portions of this Agreement shall continue to be in full force and effect. In the event that any provision of this Agreement shall be determined to be invalid or unenforceable, the parties will negotiate in good faith to replace such provision with another provision that will be valid or enforceable and that is as close as practicable to the provisions held invalid or unenforceable.

         12. ENTIRE AGREEMENT, MODIFICATION. This Agreement contains the entire agreement between the parties with respect to the employment of Employee by the Company and supersedes all prior and contemporaneous agreements, representations, and understandings of the parties. No modification, amendment, or waiver of any of the provisions of this Agreement shall be effective unless in writing, specifically referring hereto, and signed by both parties.

         13. WAIVER OF BREACH. The failure at any time to enforce any of the provisions of this Agreement or to require performance by the other party of any of the provisions of this Agreement shall in no way be construed to be a waiver of such provisions or to affect either the validity of this Agreement or any part of this Agreement or the right of either party thereafter to enforce each and every provision of this Agreement in accordance with the terms of this Agreement.

         14. GOVERNING LAW. This Agreement has been made in, and shall be governed and construed in accordance with the laws of, the State of Ohio.

         IN WITNESS WHEREOF, the Company and Employee have executed this Agreement on the day and year first above written.

                                        REVCO D.S., INC.



                                        By: ____________________________
                                            D. Dwayne Hoven
                                            President and
                                            Chief Executive Officer

                                        EMPLOYEE






                                        ___________________________________

                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT is entered into as of the _____ day of

___________, 1995, by and between REVCO D.S., INC., a Delaware corporation (the

"Company"), and _____________________ ("Employee").


                              W I T N E S S E T H:


         WHEREAS, the Company desires to employ Employee and Employee desires to enter into the employ of the Company upon the terms and subject to the conditions hereinafter set forth;

         NOW, THEREFORE, the Company and Employee agree as follows:

         1.         EMPLOYMENT; CONTRACT PERIOD.

                    (a) During the period specified in subparagraph 1(b), the Company shall employ Employee, and Employee shall serve the
         Company, as     [insert title]     , based on the terms and subject to
         the conditions set forth herein.

                    (b) The term of Employee's employment hereunder shall commence on ___________, 1995 (the "Effective Date") and shall continue until terminated as provided herein (such period is hereafter referred to as the "Term").

         2.         POSITION; DUTIES; RESPONSIBILITIES.

         At all times during the Term, Employee shall:

                    (a) Hold the position and have the duties and responsibilities of _______________________, as those duties and responsibilities may be defined and delimited, from time to time, by the [direct
         report].  Employee's responsibilities will include the following:
         [insert brief job description]   .

                    (b) Adhere to the policies and directives promulgated, from time to time, by the Board of Directors of the Company (the "Board").

                    (c) Observe all Company policies applicable to officers of the Company.

                    (d) Devote his entire business time, energy, and talent to the business, and to the furtherance of the purposes and objectives, of the Company, and neither directly nor indirectly act as an employee of or render any business, commercial, or professional services to any other person, firm or organization for compensation, without the prior written approval of the [direct report].

         Nothing in this Agreement shall preclude Employee from devoting reasonable periods of time to charitable and community activities or the management of his investment assets, provided such activities do not interfere with the performance by Employee of his duties hereunder and, provided further that Employee shall not invest in any business (other than the Company) engaged to a material extent in the retail drug business. Any investment in the Company shall be made in accordance with the Company's Insider Trading Policy.

         3. SALARY AND BONUS; OTHER BENEFITS. For services actually rendered by Employee on behalf of the Company during the Term:

                    (a) The Company shall pay to Employee, in equal installments, according to the Company's current practice, a base salary at the initial rate of $____________. This salary shall be subject to annual review by the [direct report] and may be increased to the extent, if any, the [direct report] may determine, in the [direct report's] discretion.

                    (b) Employee shall be eligible for participation in the Company's Executive Incentive Compensation Program in accordance with the provisions of that program.

                    (c) Employee shall not be entitled to receive any base salary during any period in which he receives disability benefits under the Company's Long-Term Disability Income Protection Plan.

                    (d) Employee shall be eligible for participation in such other benefit plans, including but not limited to the Company's Retirement Income Plan and

         Trust, Pre-Retirement and Supplemental Retirement Plans,
         Short-Term and Long-Term Disability Income Protection Plans, the Profit Sharing and Savings Plan (unless participation therein would adversely affect the tax deferred status of account balances in such plan) and the 1992 Long-Term Incentive Plan, as the Company's Board of Directors may adopt from time to time for all officers. Such participation shall be subject to the terms and conditions set forth in the applicable plan documents, except that preconditions shall be waived for the Pre-Retirement Plan. Employee shall further be entitled to take, during each one-year period commencing with the anniversary date of his employment with the Company, vacation time equal to the greater of (i) four weeks, or (ii) the amount of vacation time to which Employee is entitled under the Company's vacation policy.

                    (e) Employee shall be entitled to have a Company car and a Company-paid annual physical examination for such time as those benefits are provided to all officers.

         4.         MEDICAL AND LIFE INSURANCE BENEFITS.   Employee shall be
entitled to participate in the Company's Group Term Life Insurance Plan and Comprehensive Medical/Dental Plan for as long as each of these plans is maintained by the Company for its officers generally. The Group Term Life Insurance Plan will provide group term life insurance for Employee in an amount equal to 1.5 times the Employee's base compensation.

         5.         TERMINATION.

                    (a) Employee's employment hereunder will terminate without further notice upon the death of Employee.

                    (b) The Company may terminate Employee's employment hereunder effective immediately upon giving notice of such termination if Employee commits an act of gross misconduct. For these purposes, "gross misconduct" shall include, but is not limited to, any of the following:

                              (i) Commission of an act of fraud, embezzlement, theft, or other criminal act constituting a felony, or

                              (ii) breach or default by Employee of any of his agreements or obligations under any provision of this Agreement, including, without limitation, his agreements and obligations under Subparagraphs 2(a) through 2(d) of this Agreement, which is not cured in all substantial respects within ten (10) days after the Company gives notice thereof to Employee.

                    (c) Upon disability, if Employee is prevented from performing his duties hereunder by reason of physical or mental incapacity for a period of one hundred eighty (180) days.

                    (d) The Company may terminate Employee's employment hereunder without cause at any time upon thirty (30) days written notice.

                    (e) Employee may terminate his employment hereunder effective immediately upon giving notice of such termination for "good reason", as defined in subsection 5(g) below.

                    (f) Employee may terminate his employment hereunder without cause or good reason at any time upon thirty (30) days written notice.

                    (g) For purposes of this Agreement, "good reason" means the occurrence of a material reduction in the aggregate direct remuneration or any reduction in the position of Employee, any material reduction in responsibilities or duties provided for in accordance with Employee's employment arrangement with the Company, any material adverse change or reduction in the aggregate employee benefits, perquisites or fringe benefits contemplated under such arrangement (provided that any material reduction in such aggregate employee benefits, perquisites or fringe benefits that is required by law or applies generally to all employees of the Company shall not constitute "good reason" as defined hereunder), or any relocation of the Employee's principal place of work with the Company to a place more than fifty (50) miles from the geographical center of Cleveland, Ohio. As used in this Section 5(g), a "material reduction" in the aggregate direct remuneration or in the aggregate employee benefits, perquisites or fringe benefits shall be deemed to result from any reduction or any series of reductions which, in the aggregate, exceeds five percent (5%) of such aggregate direct remuneration or such aggregate employee benefits, perquisites or fringe benefits, as the case may be. Employee shall give written notice to the Company on or before the date of termination of employment for good reason specifying in detail the reasons for such termination. If the Company does not object to such notice by notifying Employee in writing within thirty (30) days, it shall be deemed accepted.

         6.         SEVERANCE COMPENSATION.

                    (a) If, at any time during the Term, Employee's employment is terminated by the Company other than for gross misconduct or by Employee for good reason, then, through the expiration of one year after the effective date of termination, the Company:

                               (i)  shall continue to pay Employee's base
                    salary in the amounts and at the times provided in Subparagraph 3(a) hereof; and

                              (ii) shall continue in effect the medical/dental coverage, long and short-term disability protection, and any life insurance protection, including the Pre-Retirement Death benefits, being provided to Employee immediately prior to his termination.

                    (b) If Employee's employment hereunder is terminated other than as specified in subparagraph 6(a), then, except as otherwise specifically provided in this Agreement or in a Company plan, no further compensation or benefits will be provided to Employee by the Company under this Agreement following the date of such termination.

                    (c) The Company shall reimburse Employee's reasonable attorneys fees incurred by Employee to enforce the provisions of this Employment Agreement.

         7. CONFIDENTIAL INFORMATION. Employee agrees that he will not, during the Term or at any time thereafter, either directly or indirectly, disclose or make known to any other person, firm, or corporation any confidential information, trade secret or proprietary information of the Company that Employee may acquire in the performance of Employee's duties hereunder. Upon the termination of Employee's employment with the Company, Employee agrees to deliver forthwith to the Company any and all literature, documents, correspondence, and other materials and records furnished to or acquired by Employee during the course of such employment.

         8. NON-COMPETITION. During any period in which Employee is receiving a base salary under this Agreement, whether during the Term or following termination pursuant to subsection 6(a), Employee shall not act as a proprietor, investor, director, officer, employee, substantial stockholder, consultant, or partner in any business engaged to a material extent in the retail drug business in direct competition with the Company in any market. Following any termination under subsection 6(a), Employee may obtain a release from the non-competition covenant contained in this Paragraph 8 by delivering to the Company a written waiver of Employee's right to receive any further compensation or benefits pursuant to subsection 6(a). If Employee violates the non-competition covenant contained in this Paragraph 8, the Company shall be relieved of any obligation to make payments or to provide benefits to Employee pursuant to subsection 6(a) and Employee shall return to the Company an amount equal to the value of any such payments or benefits provided to Employee while he was in the violation of this non-competition covenant.

         9. NOTICES. For purposes of this Agreement, all communications provided for herein shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed to the Company, Attention: D. Dwayne Hoven, President and Chief Executive Officer, and Jack A. Staph, Senior Vice President, Secretary and General Counsel, at its principal executive office and to Employee at his principal residence, or to such other address as either party may have furnished to the other in writing and in accordance herewith; except that notices of change of address shall be effective only upon receipt.

         10. ASSIGNMENT; BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of Employee, the Company, and the Company's successors and assigns. No right, benefit or interest of Employee hereunder shall be subject to assignment, anticipation, alienation, sale, encumbrance, charge, pledge, hypothecation, or to execution, attachment, levy, or similar process; except that Employee may assign any right, benefit, or interest hereunder if such assignment is permitted under the terms of any plan or policy of insurance or annuity contract governing such right, benefit, or interest.

         11. INVALID PROVISIONS. Any provisions of this Agreement that is prohibited or unenforceable shall be ineffective to the extent, but only to the extent, of such prohibition or unenforceability without invalidating the remaining portions hereof and such remaining portions of this Agreement shall continue to be in full force and effect. In the event that any provision of this Agreement shall be determined to be invalid or unenforceable, the parties will negotiate in good faith to replace such provision with another provision that will be valid or enforceable and that is as close as practicable to the provisions held invalid or unenforceable.

         12. ENTIRE AGREEMENT, MODIFICATION. This Agreement contains the entire agreement between the parties with respect to the employment of Employee by the Company and supersedes all prior and contemporaneous agreements, representations, and understandings of the parties. No modification, amendment, or waiver of any of the provisions of this Agreement shall be effective unless in writing, specifically referring hereto, and signed by both parties.

         13. WAIVER OF BREACH. The failure at any time to enforce any of the provisions of this Agreement or to require performance by the other party of any of the provisions of this Agreement shall in no way be construed to be a waiver of such provisions or to affect either the validity of this Agreement or any part of this Agreement or the right of either party thereafter to enforce each and every provision of this Agreement in accordance with the terms of this Agreement.

         14. GOVERNING LAW. This Agreement has been made in, and shall be governed and construed in accordance with the laws of, the State of Ohio.

         IN WITNESS WHEREOF, the Company and Employee have executed this Agreement on the day and year first above written.

                                REVCO D.S., INC.



                                By: ____________________________
                                    [Direct Report]


                                EMPLOYEE



                                ________________________________